UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	June 29, 2005

Auto Underwriters of America, Inc.

(Exact name of registrant as specified in its charter)

California	0-11582	94-2915849

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Campus Drive, Suite 155 San Mateo, California	94403

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 377-4381

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

            On June 30, 2005, we entered into an asset purchase agreement with Gateway Credit Holdings, Inc. for the purchase of AutoUnderwriter.com credit decision software and certain furniture and business equipment valued at $250,000.  Pursuant to the agreement and as disclosed in Item 3.02 below, we issued 500,000 shares of common stock to Gateway.  Dean Antonis, our president, treasurer, director and a beneficial owner is also the president, treasurer, director and a beneficial owner of Gateway.

            On June 30, 2005, we entered into an asset purchase agreement with Epic Financial Services, LLC for the purchase of furniture, business equipment and the repayment of certain loans made by Epic to Auto Underwriters.  Pursuant to the agreement and as disclosed in Item 3.02 below, we issued 500,000 shares of common stock to Epic, valued at $.50 per share.  William Kellagher, our vice president and a beneficial owner, owns a 27% membership interest in Epic.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

            On June 29, 2005, we issued a total of 2,155,000 shares of common stock and 50,000 options to our officers, directors and certain other employees as compensation for their efforts in developing our business operations.  Our board of directors valued the shares at $.50 per share.  The options to purchase our common stock were granted pursuant to our 2004 Stock Option Plan and are exercisable for a period of 5 years at an exercise price of $.50 per share.  The securities were offered and sold pursuant to an exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended.

            On June 29, 2005, we issued an additional 185,000 shares of common stock to a limited number of accredited investors pursuant to the conversion of $185,000 in unsecured convertible promissory notes that were originally converted at $1.00 per share in February 2005.  The additional shares of common stock were issued as a result of the decision of our board of directors to adjust the conversion price to $.50 per share.  As previously reported, the notes were issued and sold pursuant to a private placement memorandum dated February 19, 2004.  The offering and sale was made in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Regulation D and Rule 506 promulgated thereunder.

            On June 29, 2005, we issued 55,000 shares of common stock to Larry Lange in connection with the purchase of certain assets from PAACO Automotive Group, L.P.  We also issued 240,000 shares of common stock to Lawrence Gunnels to retire an accounts payable of $120,000.  Our board of directors valued the shares at $.50 per share.  The securities were offered and sold pursuant to an exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended.

            On June 30, 2005, we issued 500,000 shares of common stock to Gateway Credit Holdings, Inc. in connection with the purchase of certain assets from Gateway.  As previously reported, Dean Antonis, our president, treasurer, director and a beneficial owner, is also the president, treasurer, director and a beneficial owner of Gateway.  We also issued 500,000 shares of common stock to Epic Financial Services, LLC in connection with the purchase of certain assets from Epic.  William Kellagher, our vice president and a beneficial owner, holds a 27% membership interest in Epic.  Our board of directors valued the shares at $.50 per share in connection with both of these transactions.  The securities were offered and sold pursuant to an exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended.

            An appropriate “restricted” legend was placed on the securities issued in each of the transactions described in this current report.  This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  The report is being filed pursuant to and in accordance with Rule 135c of the Securities Act of 1933.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTO UNDERWRITERS OF AMERICA, INC.

Dated: July 7, 2005	By: /s/ Dean Antonis
Dean Antonis
President and Treasurer